UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2007
TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States	000-52313	62-0474417
created by an act of Congress	Commission file	(I.R.S. Employer Identification No.)
(State or other jurisdiction of	number
incorporation or organization)

400 W. Summit Hill Drive	37902
Knoxville, Tennessee	(Zip Code)
(Address of principal executive offices)
(865) 632-2101
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 8, 2007, Joseph R. Bynum, Executive Vice President of TVA’s Fossil Power Group, announced that he was retiring from TVA, effective January 7, 2008. Preston D. Swafford, currently TVA’s Senior Vice President of Nuclear Support, has been appointed to succeed Mr. Bynum. A news release issued by TVA concerning these personnel changes is attached as an exhibit hereto.
The information furnished in this Item 5.02, including Exhibit 99.1, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Exchange Act, except as shall be expressly set forth by specific reference in that filing. By furnishing the information set forth in this Item 5.02, including Exhibit 99.1, TVA makes no admission as to the materiality of this information.
Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	June 11, 2007 TVA news release announcing the retirement of Joseph R. Bynum and appointment of Preston D. Swafford.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority (Registrant)
Date: June 13, 2007	John M. Hoskins John M. Hoskins Interim Chief Financial Officer and Executive Vice President, Financial Services

EXHIBIT INDEX
     This exhibit is furnished pursuant to Item 5.02 hereof and should not be deemed to be filed under the Exchange Act.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	June 11, 2007 TVA news release announcing the retirement of Joseph R. Bynum and appointment of Preston D. Swafford.